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                                                                   EXHIBIT 23.7

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 1, 1996 (except for Note 9 as to which the date is August 14, 1996) relating to the financial statements of KYLD-FM (A Division of Crescent Communications, L.P.) as of December 31, 1995 and for the year then ended, included in Evergreen Media Corporation's Form 8-K dated September 20, 1996. We also consent to the reference to us under the heading "Experts" in the prospectus.

                                          /s/ Miller, Kaplan, Arase & Co.
                                          Miller, Kaplan, Arase & Co.

North Hollywood, California
September 20, 1996